UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

Analog Devices, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Analog Way, Wilmington, MA	01887
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 935-5565

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.16 2/3 par value per share	ADI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Results of Operations and Financial Condition

On June 16, 2025, Analog Devices, Inc. (the “Company”) issued $850,000,000 aggregate principal amount of senior notes due June 15, 2028 (the “2028 Notes”) and $650,000,000 aggregate principal amount of senior notes due June 15, 2030 (the “2030 Notes” and, together with the 2028 Notes, the “Notes”) pursuant to an effective registration statement on Form S-3 (File No. 333-281670) (the “Registration Statement”) and a related prospectus and prospectus supplement, each as filed with the Securities and Exchange Commission (the “SEC”). The Notes were issued pursuant to an indenture, dated as of June 3, 2013 (the “Base Indenture”), as supplemented by a supplemental indenture, dated as of June 16, 2025 (the “Supplemental Indenture”), in each case between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes are unsecured unsubordinated obligations of the Company and are not guaranteed by any of the Company’s subsidiaries. The Base Indenture and the Supplemental Indenture contain certain covenants, events of default and other customary provisions.

The Notes were sold in an underwritten public offering pursuant to an underwriting agreement, dated as of June 12, 2025, between the Company and BofA Securities, Inc., as representative of the several underwriters named therein (the “Underwriting Agreement”). The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The 2028 Notes bear interest at a rate of 4.250% per annum and will mature on June 15, 2028. The 2030 Notes bear interest at a rate of 4.500% per annum and will mature on June 15, 2030. Interest on each series of Notes is payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2025. Prior to May 15, 2028 in the case of the 2028 Notes (the date that is one month prior to the scheduled maturity date of the 2028 Notes) and May 15, 2030 in the case of the 2030 Notes (the date that is one month prior to the scheduled maturity date of the 2030 Notes) (each, a “Par Call Date”), the Company may, at its option, redeem the applicable series of Notes, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes of such series matured on the applicable Par Call Date) on a semi-annual basis at the Treasury Rate plus 10 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes of such series being redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the applicable Par Call Date, the Company may, at its option, redeem each series of Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes of such series being redeemed plus accrued and unpaid interest thereon to the redemption date. The Notes are unsecured and rank equally in right of payment with all of the Company’s other existing and future unsecured senior indebtedness.

The foregoing descriptions of the Notes, the Base Indenture and the Supplemental Indenture are summaries only and are qualified in their entirety by reference to the full text of such documents. The Base Indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2013, and the Supplemental Indenture, which is attached hereto as Exhibit 4.2, are incorporated herein by reference. All capitalized terms used above and not otherwise defined have the meaning given to such terms in the Base Indenture and the Supplemental Indenture.

A copy of the opinion of DLA Piper LLP (US), counsel to the Company, relating to the legality of the Notes is attached hereto as Exhibit 5.1 and incorporated into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 12, 2025, between the Company and BofA Securities, Inc., as representative of the several underwriters named therein.

4.1	Indenture, dated June 3, 2013, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with the Commission on June 3, 2013 and incorporated herein by reference.

4.2	Supplemental Indenture, dated June 16, 2025, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (including the forms of note contained therein).

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANALOG DEVICES, INC.

Date: June 16, 2025	By:	/s/ Janene I. Asgeirsson
Janene I. Asgeirsson
Senior Vice President, Chief Legal Officer and Corporate Secretary